
OPEN
FOR Small BUSINESS INITIATIVE
A JOINT PARTNERSHIP WITH
WPG CARES
EMPATHY.
LOVE.
RESPECT.
WASHINGTON PRIME GROUP
LIVE UNITED

Washington Prime Group, Inc.

BofA Securities Global Real Estate Virtual Conference

September 2020

A Snippet or Two about Washington Prime Group

National Footprint with Local Flavor

With about 100 town centers throughout the US, we're as American as apple pie. As a matter of fact, we are also as American as deep dish pizza in Chicago, Hawaiian poke salad, vegan spring rolls in Malibu, El Paso Tex-Mex, Maryland crabcakes, kimchi in Orange County, Memphis barbeque and a Kansas City porterhouse.

WPG MEDIA: MULTI-CHANNEL PLATFORMS TO CONVEY YOUR MESSAGE


30
100+
WPG HQ
8.8M
0.5M
400M
57M
3,000+
20.4M

Our well regarded infrastructure, from Hawaii to Connecticut and pretty much everywhere else in between, allows our tenant and sponsor partners to benefit from the operating efficacy and economies of scale of a large national company alongside local management who possess comprehensive knowledge of the specific locale within which they reside.

Satisfying Shoppers across Demographic Continuum



Catering from the aspirant to the affluent and Middle America to the metropolis, WPG assets capture the socioeconomic continuum via one of the nation's largest retail portfolios. In fact, the demographic constituency of WPG is a representative microcosm of the American consumer.

Our ~53MM SF is comprised of Enclosed and Open Air venues including Lifestyle, Factory Outlet and Last Mile Fulfilment all of which are increasingly situated within a hybrid format which includes a diversified mix of products, goods and services.

This format fluidity allows WPG to beta test across demographic, socioeconomic and geographic constituencies in order to better provide our guests with the practical and relevant as well as the frivolous and exciting whether fashion, food or furniture.

Company Snapshot


SEE.
TOUCH.
Experience

Washington Prime Group (NYSE: WPG)

- National portfolio of Enclosed and Open Air retail venues
- Comprised of about 100 assets consisting of ~53M SF as of JUN 30 2020
- Tier One and Open Air account for ~93% of total NOI as a result of noncore assets reduced by ~28%
- Diversified by product, size, geography and tenancy
- Increasing mixed use component (last mile fulfilment, lodging, residential, office and medical) via adaptive reuse
- Recognized as innovation leader within industry regarding events, activities and installations
- Experienced leadership incorporating financial, operational and strategic expertise
- Readily available corporate resources allow for real time decision making by General Managers

Assets by Region


9%
9%
15%
31%
36%
Northeast
West
Southwest
Southeast
Midwest

Total NOI (%) 2Q 2020


7%
38%
55%
Open Air
Tier One
Tier Two

GLA by Tenancy


26%
7%
3%
64%
National
Local
Regional
Anchor >25,000 SF

Significant Leasing Progress and Stable Operating Metrics during a National Crisis with Releasing Spreads the Best in Several Years

Significant Leasing Progress in the Face of COVID-19 Pandemic

- Leasing volume exhibited a 3.6% YOY increase during the first eight months of 2020 totaling 2.9M SF of which ~44% of new leasing volume was attributable to lifestyle tenancy;
- The aforementioned 2.9M SF follows annual leasing volume of 4.4M SF, 4.2M SF and 4.0M SF in 2019, 2018 and 2017, respectively, totaling 15.5M SF;
- Illustrating continued tenant demand of WPG town centers during height of the pandemic (March, April, May and June), 182 leases were signed totaling 1.3M SF. Including July and August, 324 leases were signed totaling 2.0M SF; and
- Recent adaptive reuse store openings include Dunham's Sports and WVU Medicine at Morgantown Mall as well as The Mall at Fairfield Commons and Dayton Mall welcomed Morris Furniture at both assets.

The Company Maintained Stable Operating Metrics during a National Crisis

- Upon reopening assets following temporary closures due to COVID-19, reported comparable sales increased 1.2% YOY for the month of June. Reported comparable sales declined 11.5% in July, in line with external retail sales reports for the month. During the combined 60-day period, comparable sales declined 5.6%[1];
- Releasing spreads for Tier One assets increased 6.0% during 2Q 20, reflecting strongest quarterly improvement over several years;
- As of June 30th combined Tier One and Open Air occupancy decreased 110BPS YOY to 91.9% a decrease of 20 BPS from March 31st; and
- Of the 18 adaptive reuse projects addressed, the Company held discussions with the respective tenancy and every single one remains committed to open, albeit seven projects have been delayed to 4Q 20 or 1H 21.

1Excludes properties and tenants that were not open for the full month.

NOI Performance Impacted by Temporary Asset Closings

Net Operating Income Performance Obviously Impacted by Temporary Asset Closings

- As a result of the COVID-19 pandemic, 2Q 20 Tier One comparable net operating income (NOI) decreased 53.1% YOY while Open Air comparable NOI decreased 24.5%, resulting in a combined decrease of 44.6% or $47.5M;
- The aforementioned decreases include the impact of both completed and in process COVID-19 related lease modifications as well as increased bad debt expense associated with bankruptcies, tenant defaults and deferral collection risk. The above impact was partially offset by operating expense savings while assets were temporarily closed;
- The Company has now collected ~48% of the contractual rent and associated charges for 2Q 20 and now expects to receive ~26% through formal deferral agreements or payments currently due with the remaining ~26% abated primarily due to bankruptcies and COVID-19 lease modifications;
- The aforementioned ~48% collection rate is comprised of a ~43% collection rate for enclosed assets and ~64% for Open Air assets; and
- To date, the Company has collected over 80% of expected July and August rents and associated charges.

Current Status of Reopening

- All of the Company's assets have reopened since closures in response to COVID-19, with the exception of one property in Hawaii, which is offering Retail-to-Go curbside pickup;
- Over 90% of our tenants are back open for business; and
- Traffic trends have showed steady weekly sequential improvement since the beginning of the reopening before leveling off in early July, with traffic trends improving once again in August.

Proactivity of WPG Evident in Every Aspect of our Business during the COVID-19 Pandemic

Progress, Proactivity and Initiatives Defined WPG during the COVID-19 Pandemic

- Of the Company's properties, 43 enclosed assets were temporarily closed due to COVID-19, all of which were reopened beginning the end of May to early July. The remaining 56 properties categorized as Open Air or possessing an open air lifestyle format remained open to provide essential goods and services to the extent permitted by law;
- While the Company's assets were fully or partially closed during 2Q 20, a concerted effort was underway to ensure a seamless changeover as reopening occurred. Such efforts included tenant discussion forums and related collateral material in addition to a Reopening Processes and Best Practices Manual which served as a valuable resource for both corporate and field employees;
- Liquidity was boosted as The Company with ended 2Q 20 with $144M cash on hand and estimates its year end unrestricted cash balance to be between $150M and $175M;
- The Company launched Fulventory, a proprietary initiative allowing tenants to utilize space within WPG assets for last mile fulfilment and BOPIS (buy online and pickup in store) as well as inventory clearance. In July 2020 WVU Medicine repurposed a former 80,000 SF Sears location at Morgantown Mall as a logistics, distribution and fulfillment facility serving the broader WVU Medicine network. Several other discussions are underway with both existing and prospective tenancy in order to address portfolio wide fulfillment solutions;
- Related to Fulventory and in order to further improve upon guest convenience, WPG recently introduced Retail-to-Go, its dedicated curbside pickup program which incorporates both physical and digital implementation; and
- Such industry leading initiatives as WPG Cares and Open for Small Business have been exemplary regarding the Company serving as a community and tenant resource. For instance, WPG Cares has participated in over 1,000 community service projects; Open for Small Business has hosted over 20 webinars attended by several thousand participants; and Well Picked Goods has benefitted the Company's tenancy during asset closures via digital merchandise curation and an in store gift card promotion as reopening occurs.

WPG Serving as a Resource to Guests, Tenants and Sponsors During the COVID-19 Pandemic

Initiative	WPG Cares
Purpose	Local philanthropy during COVID-19 pandemic
Beneficiary	Those impacted and essential workers

The Company recently offered its assets and services to over 600 local, state, federal and nonprofit agencies combating COVID-19. To date, WPG has performed ~1,000 community service projects including serving as distribution centers for medical supplies, hosting of COVID-19 testing stations, providing space for food depository as well as immediate response actions. Asset participation with onsite management nearly 100%.

Initiative	Fulventory
Purpose	Last mile fulfillment within WPG assets
Beneficiary	Local and national tenancy

The Company recently launched Fulventory, a last mile fulfilment initiative which allows tenants to utilize space within WPG assets for BOPIS (buy online and pickup in store) and inventory clearance. As BOPIS and BORIS continue to gain traction with consumers, Fulventory captures the nexus between physical space and eCommerce serving as an amenity for both guests and tenants.


WASHINGTON
PRIME GROUP
FULVENTORY

Initiative	Open for Small Business
Purpose	Lease modification and educational webinars
Beneficiary	Small business and local entrepreneurs

WPG established Open for Small Business in conjunction with University of Chicago's Clinic on Entrepreneurship and faculty members (Nobel Laureate Richard Thaler and Freakonomics author Steven Levitt) in order to assist local entrepreneurs e.g. standardized lease modification. Open for Small Business also hosts educational webinars addressing such topics as accessing SBA capital and other relevant subject matter.


OPEN

More Examples of WPG Serving as a Resource to Guests, Tenants and Sponsors During the COVID-19 Pandemic

Initiative	#scholarspree
Purpose	Host virtual graduation and related activities
Beneficiary	High school seniors

#ScholarSpree is a celebration honoring high school seniors nationwide. WPG honored their accomplishments with outdoor and digital events to ensure everybody's safety during the Coronavirus pandemic. Activities included car parades, parking space decoration as well as a Class of 2020 digital mosaic and graduation cap (mortar board) design contest with a grand prize of $10,000.


of 2020
Class
#ScholarSpree

Initiative	Well Picked Goods
Purpose	Online merchandise with in store incentive
Beneficiary	Guests and tenants

Well Picked Goods is an initiative whereby WPG produces a weekly digital curation of merchandise from local entrepreneurs and national tenancy as selected by General Managers of a featured WPG town center. Intended to maintain consumer loyalty and incent a return to the physical asset, Well Picked Goods includes an in store gift card promotion subject to a minimum purchase as tenants reopen for business.


Well Picked Goods
GET A $25
GIFT CARD

Initiative	Latinx
Purpose	Beta test LatAm retailers within WPG assets
Beneficiary	LatAm retailers

As a substantial number of WPG assets cater to a Hispanic demographic constituency, Latinx is an initiative which allows Latin American domiciled retailers the ability to beta test US consumer receptivity via temporary (pop up) installations both inline and common area. In addition to physical locations, WPG will provide digital access throughout its entire portfolio as well as social media activation.


LATINX AND
WASHINGTON
PRIME GROUP
RETAIL VENUE OPPORTUNITIES

Initiative	Retail to Go
Purpose	Facilitate BOPIS for guest convenience
Beneficiary	Guests and tenants

WPG is of the belief there exists a symbiotic relationship between physical retailing and eCommerce. The key to successfully integrating the two is to provide guest convenience in conjunction with relevant goods and services and dynamic attractions which result in extended guest visitation. Retail to Go satisfies the convenience proposition while WPG continues to diversify tenancy and activate common area.


RETAIL
TO→GO
CURBSIDE PICKUP

Open Air NOI Totals ~40% of NOI Exhibiting 3.4% NOI Growth Over Previous Five Years

In addition to those assets which comprise the Open Air segment, it should be noted, several other high quality assets exhibit Open Air e.g. shopping center characteristics. If the following are included within the Open Air designation (hereinafter Open Air Plus), the percentage of total NOI increases by 13.0% to 40.0%.

Segment	YE 2014 Occupancy % as of DEC 31	YE 2015 Occupancy % as of DEC 31	YE 2016 Occupancy % as of DEC 31	YE 2017 Occupancy % as of DEC 31	YE 2018 Occupancy % as of DEC 31	YE 2019 Occupancy % as of DEC 31
Open Air Plus*	94.9%	95.4%	95.3%	95.4%	95.5%	95.0%

Segment	FY 2014 Comparable NOI ($000)	FY 2015 Comparable NOI ($000)	FY 2016 Comparable NOI ($000)	FY 2017 Comparable NOI ($000)	FY 2018 Comparable NOI ($000)	FY 2019 Comparable NOI ($000)	5YR NOI Growth
Open Air Plus*	$163,964	$171,751	$178,737	$188,111	$191,137	$191,817	17.0%

Releasing Spread	TTM 2015	TTM 2016	TTM 2017	TTM 2018	TTM 2019
Open Air Plus*	13.2%	5.4%	5.1%	-0.6%	3.6%



Total NOI(%)
4Q 2019
13%
7%
27%
53%
Open Air
Tier One
Tier Two
Open Air Plus

*Open Air Plus includes current Open Air portfolio as well as below listed assets

Waterford Lakes Town Center
Orlando, FL



The Arboretum
Austin, TX



Arbor Hills
Ann Arbor, MI



Malibu Lumber Yard
Malibu, CA



Scottsdale Quarter
Scottsdale, AZ



Oklahoma City Properties
Oklahoma City, OK



Clay Terrace
Carmel, IN



Town Center Plaza and Crossing
Leawood, KS



Bowie Town Center
Bowie, MD



Department Store Adaptive Reuse

WPG Department Store Repositioning Snapshot

30 Department Stores

Anticipated capital of approximately $265M over the next three to four years[1]



Evaluating	Active	Announced	Under Construction	Completed
3	9	4	9	5

18 Projects Addressed (Tier One and Open Air)

1 In addition to approximately $85M spent through JUN 30, 2020

Mall at Johnson City
Johnson City, TN


it's really happening!

Southern Park Mall
Boardman (Youngstown), OH


DEBARTOLO COMMONS

Lincolnwood Town Center
Lincolnwood, IL


roomplace

Polaris Fashion Place
Columbus, OH



Department Store Adaptive Reuse Detail

- ✓ The Mall at Johnson City, Johnson City, Tennessee: HomeGoods to anchor the replacement of the former Sears;
- ✓ Polaris Fashion Place®, Columbus, Ohio: Fieldhouse USA to anchor the mixed use redevelopment of former Sears and is under construction;
- ✓ Town Center at Aurora®, Aurora, Colorado: Fieldhouse USA to anchor the planned mixed use redevelopment of the former Sears;
- ✓ Markland Mall, Kokomo, Indiana: Dunham's has executed a lease to replace the former Carson Pirie Scott (Bon-Ton Stores);
- ✓ Southern Park Mall, Boardman (Youngstown), Ohio: Demolition of former Sears underway to be replaced by DeBartolo Commons which includes athletic and entertainment green space;
- ✓ Southern Park Mall, Boardman (Youngstown), Ohio: The redevelopment project will also feature a new entertainment hub anchored by Steel Valley Brew Works as well as an indoor golf facility and several new food and beverage options. The renovation also includes a permanent DeBartolo-York Family installation situated within the common area;
- ✓ Port Charlotte Town Center, Port Charlotte, Florida: A national entertainment concept has executed a letter of intent to replace Sears;
- ✓ Longview Mall, Longview, Texas: Two national retailers to replace the former Sears with Conn's Home Goods under construction and a letter of intent executed for the remaining space;
- ✓ Mesa Mall, Grand Junction, Colorado: Three department store replacements include a national sporting goods retailer replacing the former Herberger's department store (Bon-Ton Stores), Dillard's to replace the former Sears and HomeGoods to replace the former Sports Authority all of which have executed letters of intent;
- ✓ Southern Hills Mall, Sioux City, Iowa: The Company has executed letters of intent with national off price and home furnishings retailers to replace the former Sears location;
- ✓ Southgate Mall, Missoula, Montana: Dillard's opened a second location during June 2019 replacing former Herberger's (Bon-Ton Stores). Company also announced SCHEELS All Sports to replace JCPenney;
- ✓ Grand Central Mall, Parkersburg, West Virginia: The Company announced HomeGoods, PetSmart, Ross Dress for Less and T.J. Maxx to collectively replace the former Sears location;
- ✓ Morgantown Mall, Morgantown, West Virginia: Dunham's Sports held grand opening during second quarter of 2020 replacing Elder Beerman (Bon-Ton Stores). Ollie's Bargain Outlet is under construction, an entertainment concept has provided letter of intent to replace former Belk's, and the former Sears was replaced with an 80,000 SF WVU Medicine fulfillment facility;
- ✓ Lincolnwood Town Center, Lincolnwood, Illinois: The RoomPlace opened August 2019 replacing Carson Pirie Scott (Bon-Ton Stores); and
- ✓ The Mall at Fairfield Commons, Dayton, Ohio: Round1 Entertainment opened in 2019 replacing the lower level of former Sears, and the upper level Morris Furniture opened in June 2020.

Operational 'Outside the Box' Ideation


What is present at almost every shopping center, but usually tucked away in a hard-to-find place?
The property management office.

Goodwill Ambassadors

Think about it, General Managers serve as the primary interface for our more than 400M annual guests. As a result of the mandate of General Managers serving as 'goodwill ambassadors, ~50% have been replaced by individuals from a wide range of sectors including lodging, gaming and entertainment.

These proactive colleagues better understand the idiosyncrasies of their specific demographic constituency one heck of a lot better than some suit in at corporate headquarters 2,500 mile away from the asset in question. They also know to access corporate resources; and are enfranchised to make real time decisions which impact their assets. A multivariate rank order assessment which includes revenue generation via procuring local tenancy and sponsorship is now in place fostering healthy competition between General Managers.

THE HUB

The Hub

We have installed what we now affectionately refer to as 'The Hub' at every asset. The Hub replaces the traditional 'out of the way' management office allowing for real time actions regarding guests, tenants and sponsors...not exactly rocket science or Nobel worthy to have local management situated within common area.



Special Projects Improving Curb Appeal

During 2019, the company established a Special Projects program which focuses upon primarily aesthetic improvements with the intent of improving upon interior and exterior 'curb appeal'. This effort is in accordance with the incremental approach employed prior to large scale development. It should be noted such measures are generally considered minimal from a capital expenditure perspective albeit they often produce an outsized impact. This effort is a collaboration between the Construction, Property Management, Market, et. al. departments. As importantly, a process exists whereby local management provides input as to what is deemed important for the asset under review and a prioritized status report tracks fulfilment progress on a recurring basis.


PROPOSED ACTIVATIONS | EXTERIOR PATIO REFRESH AT ORANGE PARK MALL


OVERVIEW
AMENITIES
INSTALLATIONS
INFRASTRUCTURE
COMMUNITY
PARTNERSHIPS
TENANTS
GLOBAL

Providing Tenants and Sponsors with a Whole Lot More Than Just Space



WASHINGTON PRIME GROUP
WASHINGTON PRIME GROUP HARDWARE CONCEPT STORE
HUB, SPOKE AND COMMON AREA INSTALLATION CONCEPT
BIRDSEED, BLACK OXIDE FLATHEAD SCREWS AND LOTS OF OTHER THINGAMAJIGGIES



WASHINGTON PRIME GROUP
CASAMIGOS AND WASHINGTON PRIME GROUP
TRAVELING TEQUILA TASTING TOUR
CASAMIGOS Tequila
CASAMIGOS
The ultimate taco Tuesday
TEQUILA TASTING TOUR
We want to bring the Casamigos brand to our 400+ million guests with a custom outfitted air stream that travels across the country, providing brand awareness through an inclusive, laid back tequila tasting experience that includes music, merch, food and of course, Casamigos.

Continuing to Improve Assets via Special Projects and New Initiatives


WASHINGTON PRIME GROUP
SCOTTS MIRACLE-GRO AND WASHINGTON PRIME GROUP
COLLABORATION OPPORTUNITIES
AUGUST 2020
TABLE OF CONTENTS


WASHINGTON PRIME GROUP
HIGHLIGHTS AND WASHINGTON PRIME GROUP
PHYSICAL & DIGITAL PARTNERSHIP OPPORTUNITIES
Interactive Displays
summer KidX
The Book Nook
Digital Screens
Retail Spaces
Modern Play Areas
LET'S LEVERAGE THE POWER OF OUR COLLECTIVE COMMUNITIES BY BRINGING YOUR BRAND INTO THE FOREFRONT FOR HIGHLIGHT'S 75TH ANNIVERSARY.
HERE'S WHAT WE'RE THINKING:

Initial Operating Metrics Exhibit Accelerated Midsize City Recovery

I'd like to point out an interesting observation which supports my conviction regarding the viability of midsize cities and via extrapolation, WPG assets. First, let me offer several tidbits which provide demographic substantiation.

First, midsize Metropolitan Statistical Areas (MSAs) have experienced more robust growth when compared to their larger counterparts. In fact, between 2010 and 2015 ~1.4M moved into such midsize cities while those defined by the US Census Bureau as large lost over 600,000.

Second, the ecosystems e.g. the cost of living and conducting business within midsize cities is measurably lower than their behemoth counterparts and serves as a catalyst for new business startups which are primary source of US job creation.

Third, midsize cities are often the home of a higher educational institution (think Missoula, Johnson City and Columbus just to name a few) which is highly correlated to innovation as well as social and cultural amenities).

Last, technological advances allow for more dispersed residency. Way back in 1980, the late John Oosterbaan wrote a book entitled *Population Dispersal* which offered a visionary forecast of why physical agglomeration would diminish in importance for the reasons mentioned above (I'll lend you copy).

Okay, here's where I extrapolate to emphasize midsize city and WPG asset outperformance. I was recently examining reopening performance updates provided by our Leasing Department. One such update illustrated June and July 2020 YOY Tenant Monthly Reported Sales by regional performance. While admittedly an expanded time series is required for validation, the regions which we define as Midwest surpassed YOY performance as it relates to Tenant Monthly Reported Sales.

Since the vast majority of WPG assets situated within the Midwest are located within what can best be described as secondary trade areas, they serve as proxy for 'Middle America' and at least initially reinforce the hypothesis of an accelerated recovery of midsize MSAs as the Coronavirus pandemic is mitigated. It is incumbent WPG continues to provide these demographic constituencies with relevant goods and services as well as differentiated food, beverage and entertainment offerings which buttress our standing as the dominant town center (we take the term town center very seriously) within such midsize or any size city where our assets are located. Rest assured, that's what we're doing.

Region	JUN / JUL SALES YOY[1]
West	(19.3%)
Central	(4.7%)
East	(1.8%)
Midwest	3.1%
Total	(5.6%)

1Excludes properties and tenants that were not open for the full month.

Safe Harbor

Investors should consult the Company's filings with the Securities and Exchange Commission (SEC) for a description of the various risks and uncertainties which could cause such a difference before deciding whether to invest.

This presentation also contains non GAAP financial measures and comparable net operating income (NOI). Reconciliation of this non GAAP financial measure to the most directly comparable GAAP measure can be found within the Company's quarterly supplemental information package and in filings made with the SEC, which are available on the investor relations section of its website at www.washingtonprime.com.

Forward Looking Statements

This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Washington Prime Group Inc. ("WPG") concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on WPG, including, but not limited to, statements relating to anticipated financial and operating results, the Company's plans, objectives, expectations and intentions, cost savings and other statements, including words such as "anticipate," "believe," "confident," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions. Such statements are based upon the current beliefs and expectations of WPG's management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation: changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase store occupancy and same-store operating income; risks associated with the acquisition, disposition, (re)development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG's tax positions; losses associated with closures, failures and stoppages associated with the spread and proliferation of the coronavirus (COVID-19) pandemic; to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on (re)development and investment properties (including joint ventures); expected gains on debt extinguishment; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal or regulatory proceedings; the impact of future acquisitions and divestitures; assets that may be subject to impairment charges; significant costs related to environmental issues; changes in LIBOR reporting practices or the method in which LIBOR is determined; and other risks and uncertainties, including those detailed from time to time in WPG's statements and periodic reports filed with the Securities and Exchange Commission, including those described under "Risk Factors". The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this press release and WPG undertakes no obligation to update or revise any forward-looking statements to reflect new information, subsequent events or circumstances. Actual results may differ materially from current projections, expectations, and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

GRIND IT OUT